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                                                                  Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Microware Systems Corporation on Form S-8 pertaining to the 1999 Employee Stock Purchase Plan of our report dated April 23, 1999, with respect to the consolidated financial statements of Microware Systems Corporation included in its Annual Report on Form 10-K for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


                                       /s/ KPMG LLP
                                       -------------------

Des Moines, Iowa
March 27, 2000